SECURITIES AND EXCHANGE COMMISSION
                             Washington, D C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) February 5, 1997

                            SOVEREIGN BANCORP, INC.
             (Exact name of registrant as specified in its charter)


        Pennsylvania                      0-16533             23-2453088
(State or other jurisdiction            (Commission          (IRS Employer
      of incorporation)                 File Number)          Ident. No.)

1130 Berkshire Boulevard,  Wyomissing, Pennsylvania             19610
     (Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (610) 320-8400


                                      N/A
         (Former name or former address, if changed since last report.)



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


Item 5. Other Events

Acquisition of Bankers Corp.

     Sovereign Bancorp, Inc. ("Sovereign") entered into an Agreement and Plan of Merger, dated February 5, 1997 (the "Bankers Merger Agreement"), with Bankers Corp. ("Bankers") providing for the merger (the "Bankers Merger") of Bankers with and into Sovereign. Bankers, a New Jersey corporation, is the holding company for Bankers Savings, a New Jersey savings bank ("Bankers Savings"). At December 31, 1996, Bankers had total unaudited consolidated assets, deposits and stockholders' equity of approximately $2.5 billion, $1.6 billion and $193 million, respectively. For the year ended December 31, 1996, Bankers had total unaudited net operating income of $26.1 million, excluding a one-time charge of $1.8 million (after-tax) incurred in the third quarter of 1996 that represents a special assessment paid by Bankers to the FDIC to recapitalize the Savings Association Insurance Fund. The primary operating entity of Bankers is Bankers Savings, which operates 15 branches located in Middlesex, Monmouth and Ocean Counties, New Jersey.

     At the effective date of the Bankers Merger (the "Effective Date"), each outstanding share of Bankers common stock will be exchanged for such number of shares of Sovereign common stock, and related stock purchase rights, as shall equal $25.00 divided by the average of the mean between the high bid and low asked prices of a share of Sovereign common stock (as reported on the Nasdaq National Market) for the fifteen consecutive trading days immediately preceding the Effective Date (the "Sovereign Market Value").

     This exchange ratio is subject to possible adjustment in the event that the Sovereign Market Value as of the Effective Date is less than $11.00 per share or greater than $16.50 per share. If, on the Effective Date, the Sovereign Market Value is less than $11.00 per share, each outstanding share of Bankers common stock will be converted into and become a right to receive 2.318 shares of Sovereign common stock and related stock purchase rights (the "Maximum Exchange Ratio"). If, on the Effective Date, the Sovereign Market Value is greater than $16.50 per share, each outstanding share of Bankers common stock will be converted into and become a right to receive 1.545 shares of the Sovereign common stock and related stock purchase rights (the "Minimum Exchange Ratio"). Additionally, if both (i) the Sovereign Market Value on the date immediately prior to the closing date is less than $10.31 and (ii) the number obtained by dividing (A) the Sovereign Market Value on the date immediately prior to the closing date (the "Determination Date") by (B) $13.75 is more than 15% less than the number obtained by dividing (A) the weighted average of the closing sales prices of a group of fifteen specified thrift institutions (the "Index Price") on the Determination Date by (B) the Index Price on February 4, 1997,

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

then Bankers may terminate the Bankers Merger Agreement unless Sovereign agrees to increase the exchange ratio payable in the Bankers Merger so that Bankers stockholders will receive Sovereign common stock with a value of $23.90 for each share of Bankers common stock, in which case no termination will occur.

     The Sovereign stock prices and the values described above for the Maximum Exchange Ratio and the Minimum Exchange Ratio do not reflect the effects of the 6-for-5 stock split Sovereign declared January 16, 1997 and payable on March 14, 1997 to Sovereign shareholders of record on March 3, 1997. The Bankers Merger Agreement contains customary anti-dilution provisions and such amounts will be appropriately adjusted.

     The transaction is expected to be accounted for as a pooling of interests for financial reporting purposes and to qualify as a reorganization for federal income tax purposes.

       In connection with the execution of the Bankers Merger Agreement, Bankers granted a stock option to Sovereign for it to purchase, under certain circumstances, up to 19.9% of Bankers' outstanding shares pursuant to a stock option agreement dated February 5, 1997 (the "Stock Option Agreement"). The Stock Option Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

     Upon completion of the Bankers Merger and other pending transactions, Sovereign will have assets totaling approximately $12.3 billion, deposits totaling approximately $7.2 billion and will operate over 145 Community Banking Offices throughout a tri-state network. With a pro forma market capitalization in excess of $1.2 billion, Sovereign will become one of the 10 largest thrift holding companies in the country.

     The transactions contemplated by the Bankers Merger Agreement are subject to usual conditions, including regulatory approval, the approval of shareholders of both Sovereign and Bankers and the receipt of fairness opinions from their respective financial advisors. The Bankers Merger is expected to be completed in the third quarter of 1997.

     Sovereign currently has pending the acquisition (the "First State Merger") of First State Financial Services, Inc., a $600 million financial institution headquartered in West Caldwell, New Jersey ("First State"). The First State Merger is expected to close on or before February 21, 1997 subject to approval of First State stockholders at a special meeting of stockholders scheduled for February 18, 1997. Therefore, First State stockholders are expected to become shareholders of Sovereign eligible to vote on the Bankers Merger Agreement.

     The descriptions and summaries included herein of the Bankers Merger Agreement and the Stock Option Agreement are qualified in their entirety by reference to such Agreements,

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

which are attached hereto as Exhibits 2.1 and 99.1, respectively, and incorporated by reference herein.

Comparative Per Common Share Data

     The following table sets forth certain unaudited per common share data relating to book value per common share, cash dividends declared per common share, and net income per common share (i) on an historical basis for Sovereign, First State, and Bankers, (ii) on a pro forma basis to reflect completion of the First State Merger, (iii) on a pro forma basis to reflect completion of the First State Merger and the Bankers Merger, (iv) on an equivalent pro forma basis per share of First State common stock to reflect completion of the First State Merger, and (v) on an equivalent pro forma basis per share of First State common stock to reflect completion of the First State Merger and the Bankers Merger. The following equivalent per common share data assume an exchange ratio of 1.225 shares of Sovereign Common Stock for each share of First State common stock (based on a closing sale price of $14.51 per share of Sovereign common stock on February 11, 1997).



                                                              At Sept. 30, 1996(1)
                                                        ----------------------------------
                                                         Excluding SAIF     Including SAIF
                                                           Assessment         Assessment        At Dec. 31, 1995(1)
                                                        ----------------   ----------------     -------------------
Book Value Per Common Share:
Historical:
  Sovereign                                                     $ 8.05          $ 7.76                 $ 7.40
  First State                                                    10.14           10.14                  10.71
  Bankers                                                        15.30           15.15                  14.47
Pro Forma (Sovereign and First State):
  Pro forma per share of Sovereign Common Stock                   8.07            7.80                   7.49
  Equivalent pro forma per share of First State Common Stock      9.88            9.55                   9.18
Pro Forma (Sovereign, First State, and Bankers):
  Pro forma per share of Sovereign Common Stock                   8.11            7.89                   7.58
  Equivalent pro forma per share of First State Common Stock      9.93            9.67                   9.29



                                                                 For the nine months ended
                                                                     Sept. 30, 1996(1)
                                                                -----------------------------   For the year ended December 31,(1)
                                                                Excluding SAIF Including SAIF   ----------------------------------
                                                                  Assessment      Assessment      1995         1994         1993
                                                                -------------  --------------     ----         ----         ----
Cash Dividends Paid Per Common Share:
Historical:
  Sovereign                                                         0.063          0.063         0.084        0.106        0.099
  First State                                                       0.165          0.165         0.196        0.123        0.000
  Bankers                                                           0.460          0.460         0.520        0.400        0.250
Pro Forma (Sovereign and First State)(2):
  Pro forma per share of Sovereign Common Stock                     0.063          0.063         0.084        0.106        0.099
  Equivalent pro forma per share of First State Common Stock        0.077          0.077         0.103        0.130        0.121
Pro Forma (Sovereign, First State, and Bankers)(2):
  Pro forma per share of Sovereign Common Stock                     0.063          0.063         0.084        0.106        0.099
  Equivalent pro forma per share of First State Common Stock        0.077          0.077         0.103        0.130        0.121


Income from Continuing Operations Per Common Share:
Historical:
  Sovereign                                                         $0.84          $0.55         $1.00        $0.90        $0.70
  First State                                                       (0.25)         (0.25)         1.01         0.91         0.65
  Bankers                                                            1.49           1.35          1.51         1.58         1.56
Pro Forma (Sovereign and First State)(3):
  Pro forma per share of Sovereign Common Stock                      0.76           0.49          0.98         0.89         0.89
  Equivalent pro forma per share of First State Common Stock         0.93           0.50          1.21         1.08         0.64
Pro Forma (Sovereign, First State, and Bankers)(3):
  Pro forma per share of Sovereign Common Stock                      0.77           0.54          0.94         0.88         0.74
  Equivalent pro forma per share of First State Common Stock         0.94           0.66          1.15         1.08         0.91

------------------
(1) Data reflect First State historical financial data at and for the nine months ended June 30, 1996, and at and for the years ended September 30, 1995, 1994 and 1993. First State historical financial data for the nine months ended June 30, 1996 do not include the one-time after-tax charge of $2.0 million relating to the SAIF recapitalization or an after-tax charge of a total of $3.1 million relating to loan loss provisions and writedowns of real estate owned taken by First State during the quarter ended September 30, 1996.

(2) Sovereign pro forma dividends per share represent historical dividends paid by Sovereign. First State pro forma equivalent dividends per share represent such amounts multiplied by an exchange ratio of 1.225 shares of Sovereign common stock for each share of First State common stock.

(3) Sovereign pro forma income from continuing operations per common share represents historical net income from continuing operations for Sovereign and First State combined on the assumption that Sovereign and First State or Sovereign, First State and Bankers, as the case may be, had been combined for the periods presented on a pooling of interests basis, divided by the number of shares of Sovereign common stock which will be issued and outstanding following completion of the First State Merger or the Bankers Merger, as the case may be. First State equivalent pro forma income from continuing operations per common share represents such amounts multiplied by an exchange ratio of 1.225 shares of Sovereign common stock for each share of First State common stock.

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

Item 7. Financial Statements and Exhibits

     (a) Financial statements of business acquired.

     The (i) unaudited consolidated statements of condition of Bankers Corp. as of September 30, 1996 and 1995 and the related consolidated unaudited statements of income, changes in stockholders' equity and cash flows for the three-month and nine-month periods ended September 30, 1996 and 1995, and related notes, and
(ii) consolidated statements of condition of Bankers Corp. as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and related notes, and the report of KPMG Peat Marwick LLP thereon, are incorporated herein by reference to Exhibits 99.2 and
99.3 hereof, respectively.

     (b) Pro forma financial information.

     Pro forma financial information showing the effects of the Bankers Merger and the First State Merger is incorporated herein by reference to Exhibit 99.5 hereof.

     (c) Exhibits.

     2.1 Agreement and Plan of Merger, dated February 5, 1997, between Sovereign Bancorp, Inc. and Bankers Corp.

    99.1 Stock Option Agreement, dated February 5, 1997, between Sovereign Bancorp, Inc. and Bankers Corp.

    99.2 Unaudited consolidated statements of condition of Bankers Corp. as of September 30, 1996 and 1995 and the related consolidated unaudited statements of income, changes in stockholders' equity and cash flows for the three-month and nine-month periods ended September 30, 1996 and 1995, and related notes.

    99.3 Consolidated statements of condition of Bankers Corp. as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and related notes, including the report of KPMG Peat Marwick LLP thereon.

    99.4 Consent of KPMG Peat Marwick LLP.

    99.5 Pro forma financial information (unaudited).


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


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             SOVEREIGN BANCORP, INC

Dated: February 12, 1997

                                             By /s/ Mark R. McCollom
                                                ---------------------------
                                                Mark R. McCollom
                                                Chief Accounting Officer

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


                                  EXHIBIT INDEX

Exhibit Number

     2.1 Agreement and Plan of Merger, dated February 5, 1997, between Sovereign Bancorp, Inc. and Bankers Corp.

    99.1 Stock Option Agreement, dated February 5, 1997, between Sovereign Bancorp, Inc. and Bankers Corp.

    99.2 Unaudited consolidated statements of condition of Bankers Corp. as of September 30, 1996 and 1995 and the related consolidated unaudited statements of income, changes in stockholders' equity and cash flows for the three-month and nine-month periods ended September 30, 1996 and 1995, and related notes.

    99.3 Consolidated statements of condition of Bankers Corp. as of December 31, 1995 and 1994, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, and related notes, including the report of KPMG Peat Marwick LLP thereon.

    99.4  Consent of KPMG Peat Marwick LLP.

    99.5  Pro forma financial information (unaudited).


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